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                                                                    Exhibit 21.1


                  Subsidiaries of RenaissanceRe Holdings Ltd.
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1.   100% of the issued and outstanding capital shares of Renaissance
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     Reinsurance Ltd., a company organized under the laws of Bermuda, is owned
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     by RenaissanceRe Holdings Ltd.

2.   71.1% of the issued and outstanding capital shares of Glencoe Insurance
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     Ltd., a company organized under the laws of Bermuda, is owned by
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     RenaissanceRe Holdings Ltd.